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DXC Technology Company

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DXC Technology Stockholder Engagement Summer 2020 © 2020 DXC Technology Company. All rights reserved.DXC Technology Stockholder Engagement Summer 2020 © 2020 DXC Technology Company. All rights reserved.

Executive Summary Key Leadership Hires Propel Ongoing Transformation ► DXC has undergone a leadership transformation since last September: appointing a new CEO, a Chief Human Resources Officer and an EVP of Transformation, among other key industry hires. ► These new leaders complement continuing executives as we execute our transformation journey: taking care of our people, focusing on and delivering for our customers, optimizing value, seizing the market, and unlocking value to strengthen our capital structure. Executive Compensation Program Reinforces Pay-for-Performance Culture and Supports Recruitment ► DXC’s compensation program is designed to pay for performance, aligning executives’ incentives with shareholder value creation through the use of relevant goals and metrics. ► No annual incentive bonuses were awarded to continuing NEOs in FY20 and the FY20 PSUs were not earned. ► In response to shareholder feedback, the Compensation Committee amended the PSU structure to provide for no retesting and that awards may not be earned or vested until the end of the three-year performance period beginning with FY21 grants. ► In FY20, the Compensation Committee approved one-time, new hire arrangements to help attract executive talent critical to our go-forward strategy. ► Addendum to former CEO arrangement provided that a portion of outstanding equity vest to facilitate alignment while supporting the new CEO during a transition period; FY20 PSUs were forfeited. Attracting Talent and Aligning Stockholders & Employee Interests Through Equity-Based Compensation ► Our people are the most critical part of our transformation journey and our goal is to align them to the creation of stockholder value ► We are requesting additional shares for our equity incentive plan, which is crucial to maintaining our competitiveness and allowing us to attract, hire and retain the talent necessary to continue serving our customers while aligning the interest of our employees with our stockholders. Qualified Board of Directors Supported by Independent Chairman Provide Strong Oversight ► Our Directors—led by our recently appointed Independent Chairman—collectively possess the right skills, expertise and diverse background to oversee DXC’s transformation and growth strategy. © 2020 DXC Technology Company. All rights reserved. July 27, 2020 2Executive Summary Key Leadership Hires Propel Ongoing Transformation ► DXC has undergone a leadership transformation since last September: appointing a new CEO, a Chief Human Resources Officer and an EVP of Transformation, among other key industry hires. ► These new leaders complement continuing executives as we execute our transformation journey: taking care of our people, focusing on and delivering for our customers, optimizing value, seizing the market, and unlocking value to strengthen our capital structure. Executive Compensation Program Reinforces Pay-for-Performance Culture and Supports Recruitment ► DXC’s compensation program is designed to pay for performance, aligning executives’ incentives with shareholder value creation through the use of relevant goals and metrics. ► No annual incentive bonuses were awarded to continuing NEOs in FY20 and the FY20 PSUs were not earned. ► In response to shareholder feedback, the Compensation Committee amended the PSU structure to provide for no retesting and that awards may not be earned or vested until the end of the three-year performance period beginning with FY21 grants. ► In FY20, the Compensation Committee approved one-time, new hire arrangements to help attract executive talent critical to our go-forward strategy. ► Addendum to former CEO arrangement provided that a portion of outstanding equity vest to facilitate alignment while supporting the new CEO during a transition period; FY20 PSUs were forfeited. Attracting Talent and Aligning Stockholders & Employee Interests Through Equity-Based Compensation ► Our people are the most critical part of our transformation journey and our goal is to align them to the creation of stockholder value ► We are requesting additional shares for our equity incentive plan, which is crucial to maintaining our competitiveness and allowing us to attract, hire and retain the talent necessary to continue serving our customers while aligning the interest of our employees with our stockholders. Qualified Board of Directors Supported by Independent Chairman Provide Strong Oversight ► Our Directors—led by our recently appointed Independent Chairman—collectively possess the right skills, expertise and diverse background to oversee DXC’s transformation and growth strategy. © 2020 DXC Technology Company. All rights reserved. July 27, 2020 2

Unlock value with DXC Leveraging the Enterprise Technology Stack to seize the market Helping Our Customers • DXC is in a perfect position to help customers manage their IT estate across the Enterprise Technology Stack. • The criticality of the IT estate is top of mind for customers. They need to manage previous investments in enterprise infrastructures as they also move some of their IT estate to the cloud. • They do this by: - Running and maintaining on-premises technology infrastructure securely; - Migrating relevant on-premises resources to the cloud and securing them; - Developing innovative applications while improving agility and accelerating time-to-market; - Harvesting data with advanced analytics and engineering. • Our focus is on helping customers with IT modernization, including on-premises and cloud, data-driven operations and workplace modernization. The Enterprise Technology Stack © 2020 DXC Technology Company. All rights reserved. July 27, 2020 3Unlock value with DXC Leveraging the Enterprise Technology Stack to seize the market Helping Our Customers • DXC is in a perfect position to help customers manage their IT estate across the Enterprise Technology Stack. • The criticality of the IT estate is top of mind for customers. They need to manage previous investments in enterprise infrastructures as they also move some of their IT estate to the cloud. • They do this by: - Running and maintaining on-premises technology infrastructure securely; - Migrating relevant on-premises resources to the cloud and securing them; - Developing innovative applications while improving agility and accelerating time-to-market; - Harvesting data with advanced analytics and engineering. • Our focus is on helping customers with IT modernization, including on-premises and cloud, data-driven operations and workplace modernization. The Enterprise Technology Stack © 2020 DXC Technology Company. All rights reserved. July 27, 2020 3

Growth Strategy – Transformation Journey

New strategy prioritized under Mr. Salvino's leadership advances our transformation by strengthening customer relationships, increasing efficiency, pursuing opportunities to cross-sell and focusing on our people

Inspire and Take Care of our People	Focus on Customers	Optimize Value	Seize the Market	Unlock Value to Strengthen Capital Structure
Ensuring the health and safety of our people is a top priority, especially in the current environment **Continuing to bring in new technology, account and delivery talent** across the world, and making investments that recognize and reward our people	**Strengthening our customer relationships** and ensuring we are delivering for our customers	**Optimizing value** to better serve our customers by eliminating confusion and complexity	**Seizing the market opportunity** by cross-selling and expanding what we do with our customers across the Enterprise Technology Stack	**Unlocking value** by pursuing strategic alternatives, rationalizing our portfolio, and strengthening our balance sheet through our commitment to running a long-term sustainable business

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July 27, 2020 4

Reconstituted Leadership Team

Named Executive Officers include three new executives and continuing CFO



Mike Salvino — *New Executive*
President & CEO
- Extensive background in leadership roles in the IT industry with more than 30 years of experience building profitable businesses that delivered value for clients and stockholders
- Former MD at Carrick Capital Partners
- Former group CEO of Accenture Operations



Paul Saleh — *Continuing Executive*
EVP & CFO
- Leads all worldwide finance operations
- Former EVP and CFO for CSC
- Former CFO at Gannett Co, Walt Disney International and Sprint Nextel



Mary Finch — *New Executive*
EVP & CHRO
- Leads all aspects of HR and employee engagement globally
- Former CHRO at AECOM
- Former Senior MD and COO for Global HR at Accenture



Vinod Bagal — *New Executive*
EVP, Global Transformation
- Responsible for delivery innovation to provide improved services to customers in the most efficient manner
- Former SVP at Cognizant Technology Services
- Previously held a variety of leadership roles at Accenture

Sep 2019
- Michael J. Salvino is appointed President and CEO

Oct 2019
- **Started rebuilding leadership team**
- Mary E. Finch is appointed EVP and CHRO
- Vinod Bagal is appointed EVP of Global Transformation

Nov 2019
- **DXC outlined transformation journey and strategic priorities**

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July 27, 2020 5

Executive Compensation Overview

Our people are critical to our success. We aim to attract, retain and motivate the best talent to execute on our transformation strategy and create value for our stockholders

Linking Pay to Performance

- Total compensation in our regular, ongoing program reflects **appropriate mix of short-term and long-term pay elements**, aligned to long-term stockholder interests.
- The majority of total pay is **variable and tied to performance.**
- Issuing shares **align employee interests to stockholders** and is critical to our long-term strategy.

FY20 CEO Target Total Direct Compensation



9%
18%
51%
22%
Variable Pay Based on Performance
Base Salary
Annual Cash Incentive
PSUs
RSUs

Attracting and Retaining Talent

Key Factors in Pay Practices

- Hiring and retaining proven leaders is **challenging in our competitive industry,** particularly as DXC is undergoing a transformation.
- **To attract and retain leaders critical to our success**, the Compensation Committee occasionally makes one-time compensation arrangements upon hire.
- Equity compensation is necessary to attract and retain **top talent that will help drive our transformation.**

FY20 Compensation Summary for New NEOs

- In connection with the recruitment of our new CEO and two other NEOs, the Compensation Committee approved certain one-time sign-on grants.
- These agreements were necessary to attract the right leadership team to help execute our strategy to transform DXC and create shareholder value.
- Because these new executives joined after performance goals had been set for FY20, our new CEO's bonus was set at a negotiated percentage of his salary, and two NEO bonuses were pro-rated for the fiscal year.

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July 27, 2020 6

FY20 Executive Compensation Design and Structure

Program aligns pay with performance through metrics that are directly tied to our strategic priorities

Type of Pay	Purpose	Key Characteristics
Base Salary		
Fixed	• Based on experience, skills, and competencies	• Reflects individual performance and scope of responsibility
Annual Cash Incentive		
Performance-based	• Motivates achievement of financial, customer satisfaction and strategic goals	• **EBIT**: 60% weighting • **Revenue**: 20% weighting • **Customer satisfaction**: 20% weighting • **Strategic performance modifier** adjusts payout up/down based on achievement
Long-Term Incentive		
PSUs *70% of LTI Opportunity*	• Encourage focus on long-term shareholder value • Three-year performance period with cliff vesting to encourage retention	• **EPS**: 75% weighting • **Adj. Free Cash Flow**: 25% weighting • Up to 25% of the target PSUs may be earned (but not vested) for each of the first two years • Final performance is measured at the end of the three-year period when the Committee determines whether PSUs were earned and will vest
RSUs *30% of LTI Opportunity*	• Provide retention incentive and reward increase in share price over time	• Vest in increments over a three-year period

Commitment to Pay-for-Performance

No annual incentive bonuses were paid to continuing NEOs in FY20 based on performance

PSUs with a performance period ending in FY20 were not earned

PSU Program Change for FY21

Committee amended PSU structure to provide for no retesting and that awards may not be earned or vested until the end of the three-year performance period

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July 27, 2020 7

Equity Compensation Plan Supports Key Hiring and Retention Amid Transformation

Key Component of Competitive Hiring

- **Investing in our people** and **enhancing our customer value proposition** are leading components of our transformation
- Equity-based compensation is **integral to our ability to attract and retain talent** in a highly competitive technology sector
- Issuing shares to **align employee interests with shareholders** is critical to our long-term strategy

Plan Features / Governance

- No "evergreen" feature
- Dividends are paid only if the underlying awards are vested
- Clawback policy
- No tax gross-up policy
- No repricings without shareholder approval
- No transferability without Committee approval

Consistent with Strategic Transformation

- We are investing in our people to help us drive better outcomes for our customers and create value for shareholders
- We have hired senior talent over the last 12 months as part of our transformation, and will continue to recruit top talent
- It is critical that we have the ability to issue shares to attract key talent and align their interests with the creation of long-term shareholder value
- Our share price has been negatively impacted in the short term as we realign the Company with our new strategy; this decline was exacerbated by market-wide impacts of COVID-19
- The decrease in our share price, combined with equity share issuances in connection with new hires, has impacted the pool of shares we have available under the Incentive Plan and contributed to a sooner-than-expected need for additional shares
- We expect this increased share pool to be sufficient for up to the next four fiscal years at the current stock price, or longer if our stock price increases as we execute on our transformation strategy

Reinforces Culture of Pay-for-Performance

- Equity-based pay ensures alignment between DXC employees and long-term shareholder interests

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July 27, 2020 8

1. As of shares outstanding on March 30, 2020.

Board Composition & Leadership Structure

Our Directors have extensive experience in fields relevant to DXC's strategy and operations, and a deep understanding of the industries and growth segments that we serve



Ian Read
Independent Chairman
Former Chairman, President & CEO of Pfizer



Michael J. Salvino
President & CEO, DXC



Mukesh Aghi
President & CEO of U.S.- India Strategic Partnership Forum



Amy E. Alving
Former SVP and CTO of Leidos Holdings



David L. Herzog
Former SVP and CFO of AIG



Mary L. Krakauer
Former EVP and CIO of Dell



David Barnes
New Director Nominee for 2020
Former SVP and CIO of UPS



Raul Fernandez
New Director Nominee for 2020
Vice Chair of Monumental Sports & Entertainment



Manoj P. Singh
Former COO and Global Managing Director of Deloitte Touche Tohmatsu



Robert F. Woods
Former SVP and CFO of SunGard Data Systems

Directors collectively possess a balance of expertise across the following skills & attributes:

- Leadership & Management
- Public Company Governance
- Industry
- Audit & Financial Expertise
- Enterprise Transformation & Culture Building
- Capital Markets & Treasury
- Gender and Ethnic Diversity

Independent Board Leadership Enhances Oversight

- The Board recently appointed an Independent Chairman in connection with our recent CEO transition.
- The Corporate Governance Guidelines have clearly defined responsibilities for the Independent Chairman.

- Presiding at Board meetings, including executive sessions of independent directors.
- Serving as a focal point for management to inform the Board, ensuring the proper flow of information to the Board.
- Leading Board performance reviews of the CEO and other key senior managers.

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July 27, 2020 9

We Ask for Your Support ► We link pay to performance through a program that supports our strategic realignment and incentivizes executives to create value through our focus on profitable top-line growth. ► We responsibly use equity-based compensation to attract and retain top talent in a competitive industry, particularly as DXC undergoes a transformation. o It is critical that we have the ability to issue shares to attract and retain key talent and align their interests with the creation of long-term shareholder value. ► Our Board is composed of Directors who possess a diversity of skills and expertise to oversee our ongoing transformation. We request your support for the following proposals: ✓ FOR the election of Directors ✓ FOR the advisory vote on executive compensation (say-on-pay) ✓ FOR the equity incentive plan proposals for employees and non-executive directors ✓ FOR the ratification of DXC’s independent registered public accounting firm for FY2021 © 2020 DXC Technology Company. All rights reserved. July 27, 2020 10We Ask for Your Support ► We link pay to performance through a program that supports our strategic realignment and incentivizes executives to create value through our focus on profitable top-line growth. ► We responsibly use equity-based compensation to attract and retain top talent in a competitive industry, particularly as DXC undergoes a transformation. o It is critical that we have the ability to issue shares to attract and retain key talent and align their interests with the creation of long-term shareholder value. ► Our Board is composed of Directors who possess a diversity of skills and expertise to oversee our ongoing transformation. We request your support for the following proposals: ✓ FOR the election of Directors ✓ FOR the advisory vote on executive compensation (say-on-pay) ✓ FOR the equity incentive plan proposals for employees and non-executive directors ✓ FOR the ratification of DXC’s independent registered public accounting firm for FY2021 © 2020 DXC Technology Company. All rights reserved. July 27, 2020 10

© 2020 DXC Technology Company. All rights reserved.© 2020 DXC Technology Company. All rights reserved.